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                                                                  EXHIBIT 10.4


                                    FORM OF

                          RIGHT TO PURCHASE AGREEMENT



         THIS RIGHT TO PURCHASE AGREEMENT (the "Agreement"), dated as of __________, 1998, is made and entered into by and between WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (hereinafter referred to, together with its Affiliates as hereinafter defined, as "WCC"), and CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership (hereinafter referred to as the "Company").

                                R E C I T A L S

         A. The Company has as of the date hereof acquired from WCC certain correctional and detention facilities (hereinafter referred to as the "Leased Facilities") pursuant to a series of Purchase and Sale Agreements of even date herewith (the "Purchase Agreements") and the Company has an option to acquire and lease back to WCC certain other correctional or detention facilities (the "Option Facilities") pursuant to certain Option Agreements of even date herewith (the "Option Agreements"); and

         B. In addition to the Leased Facilities, WCC has the right to acquire certain other correctional or detention facilities presently under construction in New Mexico as hereinafter described and intends to acquire or have the right to acquire additional correctional and detention facilities in the future; and

         C. WCC desires to grant to the Company herewith an option under certain circumstances to purchase Future Facilities and Restricted Facilities (as hereinafter defined);

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein, and in the Lease Agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WCC and the Company agree as follows:

         1. DEFINITIONS. An "Affiliate" as used herein shall mean any Person directly or indirectly controlling, controlled by, or under common control with that Person.

         "Facility" shall mean either a Future Facility or a Restricted
Facility.

         "Future Facility" shall mean any correctional or detention facility, other than a Restricted Facility, which WCC or its Affiliates owns or has the right to acquire during the term of this Agreement.

         "Future Facility Option Period" shall mean the time period within which the Company must exercise (if at all) the option granted herein with respect to an individual Future Facility which time
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period shall expire upon the earlier to occur of (i) four (4) years from receipt of a certificate of occupancy (or its equivalent) for such Future Facility, if developed by WCC or from the date of acquisition, if an operational Future Facility is acquired by WCC or (ii) 6 months after receipt of written notice from WCC of the date upon which such Future Facility achieved an occupancy level of 75% of the number of beds authorized under the certificate of occupancy (or its equivalent) for the Future Facility.

         "Person" as used herein shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Restricted Facility" shall mean any correctional or detention facility which WCC or its Affiliates owns or has the right to acquire with respect to which a sale thereof by WCC or its Affiliates to the Company is prohibited under the terms of any governmentally assisted tax-exempt financing, prison operating contract, governmental lease or other agreement entered into between WCC and a governmental or quasi-governmental entity with respect to such Restricted Facility.

         "Restricted Facility Option Period" shall mean the time period within which the Company must exercise (if at all) the option granted herein with respect to an individual Restricted Facility which time period shall expire upon the later to occur of (i) six (6) months after receipt of written notice from WCC of the Restriction Release Date or (ii) six (6) months after receipt of written notice from WCC of the date upon which such Restricted Facility achieved an occupancy level of 75% of the number of beds authorized under the certificate of occupancy for the Restricted Facility.

         "Restriction Release Date" shall mean the day the Company receives a notice from WCC that all restrictions on the sale or transfer of the ownership interest of WCC or its Affiliates in a Restricted Facility have expired or been waived or otherwise terminated.

         "Total Facility Cost" shall mean the aggregate costs related to the acquisition, development, design, construction, equipment and start-up of a Facility which, in the case of goods or services provided by WCC, shall not exceed the costs which would be paid therefor if purchased from a third party in an arm's-length transaction.

         2. FUTURE FACILITY OPTION. During the term of this Agreement, the Company shall have an option to acquire any Future Facility exercisable at any time prior to the expiration of the Future Facility Option Period for a purchase price equal to 105% (or such lower percentage as may be agreed to by WCC) of the Total Facility Cost. WCC shall notify the Company of the Total Facility Cost as well as the terms of any prison operating contract, governmental lease or option rights with respect to the Future Facility promptly after such information is reasonably available to WCC. If the option is exercised by the Company, the Future Facility must be acquired within the Future Facility Option Period, unless otherwise mutually agreed by Company and WCC or unless a later date is permitted or required under the terms and conditions of a purchase and sale agreement for the Future



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Facility. The Company's exercise of such option shall be on such other terms and conditions as the Company and WCC shall reasonably agree, which shall be substantially similar to the Purchase Agreements.

         3. RESTRICTED FACILITY OPTION. During the term of this Agreement, the Company shall have an option to acquire any Restricted Facility exercisable at any time prior to the expiration of the Restricted Facility Option Period for a purchase price equal to 105% (or such lower percentage as may be agreed to by WCC) of the Total Facility Cost. WCC shall notify the Company of the Total Facility Cost as well as the terms of any restriction upon the sale of the Restricted Facility to the Company, prison operating contract, governmental lease or option rights with respect to the Restricted Facility promptly after such information is reasonably available to WCC. If the option is exercised by the Company, the Restricted Facility must be acquired within the Restricted Facility Option Period, unless otherwise mutually agreed by Company and WCC or unless a later date is permitted or required under the terms and conditions of a purchase and sale agreement for the Restricted Facility. The Company's exercise of such option shall be on such other terms and conditions as the Company and WCC shall reasonably agree, which shall be generally consistent with the terms and conditions of the Company's initial acquisition of the Leased Facilities on the date hereof.

         4. EXERCISE OF OPTION. The Company may exercise the option granted under paragraphs 2 and 3 above only by providing to WCC the Company's written, unqualified and irrevocable notice of its exercise of such option delivered in accordance with the provisions of paragraph 11 hereof. In the event the option is not so exercised prior to the expiration of the Future Facility Option Period or the Restricted Facility Option Period, as applicable, the option with respect to the relevant Facility shall expire and the parties shall have no further obligation hereunder in connection with such Facility.

         5. LEASE OF FACILITY. Upon the acquisition of a Facility, the Company and WCC shall execute a new lease, or an amendment to an existing lease, with respect thereto (any such new lease or amendment to an existing lease shall constitute an "operating lease" for all tax and accounting purposes, and subject to such limitation, shall have a lease term of at least the same number of years remaining under the term of any prison operating contract or governmental lease or lease assumption rights then in effect with respect to the Facility). The initial annual base rent payable under such lease shall be (i) with respect to a Facility acquired on or before the fifth anniversary of the date of this Agreement, the greater of (a) fair market rent as mutually agreed upon by the Company and WCC or in the absence of such agreement, as determined by binding arbitration in accordance with paragraph 6 below or (b) 9.5% of the purchase price of such Facility and (ii) with respect to a Facility acquired on or before the fifth anniversary after the date of this Agreement, fair market rental value of the Facility as reasonably and mutually determined by Company and WCC or, in the absence of such agreement as determined by binding arbitration in accordance with paragraph 6 below. Any new lease will be on terms substantially similar to the leases executed with respect to the Leased Facilities, including the right of first refusal granted to WCC therein.



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         6.    ARBITRATION. If it becomes necessary to determine the fair market rental of a Facility through arbitration, the Company and WCC shall attempt to agree upon a single appraiser to make such determination within thirty (30) days after a demand for arbitration has been made by either the Company or WCC. If the Company and WCC are unable to agree upon a single arbitrator within such thirty (30) day period, then the party giving the notice of demand for arbitration shall give notice to the other of a person selected to act as appraiser on its behalf. Within ten (10) days after such notice, the Company (or WCC, as the case may be) shall by notice to the WCC (or the Company, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising correctional and detention facilities (or reasonably similar facilities), shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the relevant facility to determine the fair market rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such determination within the later of occur of 10 business days following delivery of such appraisal to the other party or fifty (50) days after the making of WCC's or the Company's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the fair market rental shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser has been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of fair market rental, whichever is earlier, either the Company or WCC may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon the Company and WCC as the fair market rental of the Facility. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties and judgment may be entered upon such determination in any court having jurisdiction of the matter. The Company and WCC shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of the third appraiser and one-half (1/2) of all other costs and expenses incurred in connection with each appraisal.

         7. EXISTING RESTRICTED FACILITIES. WCC and the Company acknowledge and agree that as of the date hereof, WCC has a right to acquire two Facilities which constitute Restricted Facilities for purposes of this Agreement. The first such Restricted Facility is an approximately 379,000 square foot facility in Lea County, New Mexico which has a design capacity of 1,200 beds. The



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second Restricted Facility is an approximately 201,000 square foot facility in
Guadalupe County, New Mexico which has a design capacity of 600 beds. These Facilities constitute Restricted Facilities for purposes of this Agreement because both the State of New Mexico and the respective counties in which these Facilities are located have been granted an option to acquire one or both of these Facilities prior to completion of construction. If such purchase option is not exercised by the State of New Mexico or the respective county, then the date on which WCC notifies Company that such option has expired or been waived or otherwise terminated, shall constitute the Restriction Release Date for such Facility.

         8. TERM OF THE AGREEMENT. This Agreement and any unexercised options granted hereunder shall expire on the earlier to occur of (i) the expiration or termination of all of the Leases relating to any Facilities (including the Leased Facilities) or (ii) fifteen (15) years from the date hereof.

         9. AUTHORITY OF WCC. WCC has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein. WCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is or will be qualified to do business in each state in which any Facility is located in accordance with applicable law. The execution by WCC of this Agreement does not result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, WCC's bylaws or certificate of incorporation, or any indenture, agreement, instrument or obligation to which WCC is a party; and does not constitute a violation of any laws, order, rule or regulation applicable to WCC issued or promulgated by any court or any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over WCC.

         10. REMEDIES. In the event WCC breaches this Agreement, the Company shall have all rights and remedies available at law or in equity and the Company shall be entitled, and is expressly and irrevocably authorized by WCC, to demand and obtain specific performance, including, without limitation, temporary and permanent injunctive relief, and all other appropriate and equitable relief against WCC in order to enforce against WCC any of the covenants and agreements contained in this Agreement and/or to prevent any breach or threat of breach by WCC of the covenants and agreements of WCC contained in this Agreement. Should the Company prevail in any action to enforce this Agreement, the Company shall be entitled to recover all of its costs and expenses relating thereto, including reasonable attorney's fees and expenses.

         11. RIGHT OF ASSIGNMENT. Neither this Agreement nor any interest herein may be assigned or transferred by the Company to any person, firm, corporation or other entity without the prior written consent of WCC, which consent may be given or withheld in the sole discretion of WCC.



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         12.   NOTICES. WCC and the Company hereby agree that all notices, demands, requests and consents (hereinafter "Notices") required to be given pursuant to the terms of this Agreement shall be in writing and shall be addressed as follows:

               If to WCC:          Wackenhut Corrections Corporation
                                   4200 Wackenhut Drive
                                   Palm Beach Gardens, Florida  33410-4243
                                   Phone: (561) 622-5656
                                   Attention: Dr. George C. Zoley

               With a copy to:     Akerman, Senterfitt & Eidson, P.A.
                                   One SE Third Avenue
                                   Miami, Florida 33131
                                   Phone: (305) 374-5600
                                   Attention: Bruce I. March, Esq.

               If to the Company:  CPT Operating Partnership L.P.
                                   4200 Wackenhut Drive
                                   Palm Beach Gardens, Florida  33410-4243
                                   Phone: (561) 691-6644
                                   Attention: Mr. Charles R. Jones

               With a copy to:     Josias, Goren, Cherof, Doody and Ezrol, P.A.
                                   3009 East Commercial Boulevard, Suite 200
                                   Ft. Lauderdale, Florida 33308
                                   Phone:  (954) 771-4500
                                   Attention: Donald J. Doody, Esq.


or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return-receipt card, or provided that if a notice, request or other communication is served by hand on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

         13. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement embodies and constitutes the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by



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the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         14. APPLICABLE LAW. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Palm Beach County, Florida or the U.S. District Court for the Southern District of Florida and, accordingly, consent thereto.

         15. CAPTIONS AND HEADINGS. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         16. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         17. TIME IS OF THE ESSENCE. With respect to all provisions of this Agreement, time is of the essence.

         18. RECORDATION. At the option of WCC or the Company, this Agreement, or a memorandum hereof, may be recorded in the real estate records of any county which Landlord or Tenant deems appropriate in order to provide legal notice of the existence hereof.

         19. LIABILITY OF GENERAL PARTNER OF THE COMPANY. WCC acknowledges that the Company has disclosed that the general partner of the Company (the "General Partner") is a Maryland business trust formed pursuant to a Declaration of Trust as amended, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, which provides that no trustee, officer, shareholder, employee or agent of the General Partner shall be held personally liable under any written instrument creating an obligation of, or claim against, the General Partner and that all persons dealing with the General Partner, in any way, shall look only to the assets of the General Partner for the payment of any sum or the performance of any obligation. WCC agrees that any liability of the General Partner or any trustee, officer, shareholder, employee or agent acting on behalf of the General Partner arising out of this Agreement or the performance by the Company of its obligations hereunder is limited to the assets of the General Partner in accordance with the above Declaration of Trust.



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
                              WACKENHUT CORRECTIONS
                              CORPORATION

                              By:
                                 ------------------------------------------------------
                                 George C. Zoley, Vice Chairman of the Board


                              CPT OPERATING PARTNERSHIP L.P.

                              By:  Correctional Properties Trust, a Maryland
                                   real estate investment trust, its General Partner

                                   By:
                                      -------------------------------------------------
                                       Charles R. Jones, President

STATE OF FLORIDA      )
                      ) ss:
COUNTY OF             )

         The foregoing instrument was acknowledged before me this ____ day of ____________, 1998 by George C. Zoley, Vice Chairman of the Board of WACKENHUT
CORRECTIONS CORPORATION, on behalf of the corporation. He/she is personally known to me or has produced ____________________ (type of identification) as identification.


                              ---------------------------------------------------------
                                           NOTARY PUBLIC, STATE OF FLORIDA

                              ---------------------------------------------------------
                              (Print, Type or Stamp Commissioned Name of Notary Public)
STATE OF FLORIDA      )
                      ) ss:
COUNTY OF             )

         The foregoing instrument was acknowledged before me this ____ day of ____________, 1998 by Charles R. Jones, President of Correctional Properties
Trust, the general partner of CPT Operating Partnership L.P. on behalf of the limited partnership. He/she is personally known to me or has produced
____________________ (type of identification) as identification.


                              ---------------------------------------------------------
                              NOTARY PUBLIC, STATE OF FLORIDA

                              ---------------------------------------------------------
                              (Print, Type or Stamp Commissioned Name of Notary Public)



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